Exhibit 31.3
CERTIFICATION
     I, Mitchell Rubenstein, certify that:
1.	I have reviewed this Form 10-K/A Amendment No. 1 to the annual report on Form 10-K of Hollywood Media Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted]; and

5.	[Intentionally omitted].

Date: April 30, 2009	By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein, Chairman of the Board
and Chief Executive Officer